UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

November 23, 2020

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Coit Road, Suite 100, Plano, Texas 75075
(Address of principal executive offices)

Registrant’s telephone number, including area code:	469-304-9400

SHARING SERVICES GLOBAL CORPORATION

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2020, the Company’s Board of Directors (the “Board”) appointed Robert H. Trapp to serve on the Board as a Class I Director until the annual meeting of Shareholders in 2022. Mr. Trapp was appointed to fill a vacancy caused by the recent departure of a Class I Director.

Mr. Trapp is a highly accomplished senior executive with 36 years of cross-cultural business experience with both publicly owned and private companies and a diverse background of experience in industries such as hospitality, finance, real estate, mining, software, biotech and consumer goods. More specifically, Mr. Trapp’s experience includes over 35 years of demonstrated achievements as a Director, President, CEO, Managing Director, CFO, Treasurer and Corporate Secretary of numerous companies operating in Japan, Hong Kong, Canada, and the United States. Mr. Trapp earned a Bachelor of Applied Arts – Hospitality & Tourism Management degree from Ryerson University (Toronto) in Ontario, Canada, and a Bachelor of Commerce degree from the University of Calgary in Alberta, Canada.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2020	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	President, Chief Executive Officer and Interim Chairman, Board of Directors

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